Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 22, 2002, in Amendment No. 4 to the Registration Statement (Form S-1) and related Prospectus of Ceva, Inc. dated October 15, 2002.

/s/    Kost, Forer & Gabbay
Kost, Forer & Gabbay
A member of Ernst & Young Global
Tel-Aviv, Israel
October 14, 2002